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                                                                    Exhibit 23.3

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference into this Registration Statement of InfoSpace, Inc. on Form S-8 of our report dated April 2, 1999, with respect to the balance sheet of Prio, Inc. (the "Company"), formerly SaveSmart, Inc., (a development stage enterprise) as of December 31, 1998, and the related statements of operations, shareholders' deficiency, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Current Report on Form 8-K of InfoSpace, Inc. dated July 25, 2000. We also consent to the incorporation by reference into this Registration Statement of our report dated April 2, 1999, with respect to the balance sheet of the Company as of December 31, 1998, and the related statements of operations, shareholders' deficiency, and cash flows for the year then ended and for the period from July 21, 1994 (inception) to December 31, 1998, which report appears in the Current Report on Form 8-K/A of InfoSpace, Inc. dated February 25, 2000.


/s/ KPMG LLP
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KPMG LLP


Mountain View, California
October 11, 2000